Exhibit 10.24

AGREEMENT

This Tripartite Agreement (this "Agreement") is entered into as of 16th January 2013 (the "Effective Date") between (1) Moneytech Limited (ACN: 106 249 852) ("Moneytech"), with its principal place of business at Level 6, 97103 Pacific Highway, North Sydney, NSW, 2060, (2) Moneytech Services Pty Limited (ACN: 112 110 933) ("Moneytech Services"), with is principal place of business at Level 6,97 Pacific Highway, North Sydney NSW 2060 and (3) 360 Markets Pty Limited (ACN: 151 337 852) ("360"), with its principal place of business at 6/97 Pacific Highway North Sydney NSW 2060 and (4) Mr Jason Hugo of 6 / 28 Warners Avenue Bondi 2026

Moneytech, Moneytech Services, 360 and Mr Jason Hugo are referenced herein individually as the "Party" and collectively as the "Parties."

PURPOSE

A.	Moneytech holds an Australian Financial Services Licence Number 421414 ("AFSL") to carry on the business of dealing in Financial Product and providing Financial Product Advice;

B.	360 operates a business selling, purchasing and delivering currency transactions and financial services and requires authorisation from an AFSL holder;

C.	360 desires to act as an Authorised Representative of Moneytech and Moneytech has agreed to appoint 360 an Authorised Representative on the terms and conditions defined in this Agreement;

D.	Moneytech Services has agreed to provide 360 certain Facilities in order for 360 to carry out and deliver the Services.

E.	360 has nominated a Responsible Manager and Key Person in furtherance of Moneytech's AFSL on the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration received and to be received, the parties hereby agree as follows:

AGREEMENT

1.	Definitions

When capitalised in this Agreement, the following terms shall have the meaning set forth below:

a)	Act means the Corporations Act 2001 (Cth) and the Corporations Regulations 2001 as amended from time to time.

b)	AFSL means Australian Financial Services License,

c)	Additional Facilities means any and all facilities, services or resources provided by Moneytech to 360 for a Fee.

d)	Authorised Representative means a person authorized in accordance with section 916A or 916B of the Act, to provide financial service or financial services on behalf of a financial services licensee.

e)	Authorised Representative Agreement means the terms and conditions on which 360 is appointed an Authorised Representative of Moneytech and which are contained in Part C of this Agreement.

f)	Authority means the authority granted by Moneytech (licensee) to 360 (Authorised Representative) under the Authorised Representative Agreement authorising 360 to deal in Financial Products and provide Financial Product Advice in respect of the Services as an authorised representative of Moneytech pursuant to the terms and conditions defined in the Authorised Representative Agreement.

g)	Business Day means any day other than a Saturday, Sunday or statutory holiday in New South Wales.

h)	Client or Clients means a person(s) or company(ies) to whom 360 will provide the Services on behalf of Moneytech in its capacity as an Authorised Representative.

i)	Confidential Information means (i) non-public information which either Party learns, by whatever means, about the other Party's business in the course of performance of this Agreement; (ii) the terms and existence of this Agreement (including Schedules, Amendments and Exhibits) and the nature and details of the Parties' business relationship; and (iii) the Parties' respective product designs, business plans or processes, distribution methods, volumes, prices, costs, finances, research and development, personal suppliers, Clients or Client information.

j)	Completion means the completion of the appointment of 360 as an Authorised Representative of Moneytech.

k)	Completion Date means January 16th 2013 or any other date to which the parties mutually agree.

1)	Facilities means the facilities and resources provided by Moneytech Services to 360 and which include:

(i)	Administration and accounting support (including audit and assistance with preparation of financial reports);

(ii)	Four (4) fixed telephone lines, including line rental and recording;

(iii)	software solutions suites;

(iv)	customer relations management systems;

(v)	computer equipment;

(vi)	Four (4) desk spaces and use of meeting rooms within the Office Space;

(vii)	Professional Indemnity cover;

(viii)	One (1) loyalty card program and development of travel card program, where possible;

(ix)	Internet access;

(x)	Access to developers for any mutual IT development as determined in Moneytech's sole discretion and subject to a mutually agreed project plan;

(xi)	Kaplan training for four (4) Senior Employees;

(xii)	Two (2) car parking spaces within reasonable distance of the Office Space.

(xiii)	Maintain and develop a website and branding;

(xiv)

In the event the Facilities are renegotiated between the parties or additional resources are required by 360, the facilities shall be considered Additional Facilities for the purposes of this Agreement. Any renegotiation will be notified to 360 in writing one (1) month prior to implementation.

m)	Fees mean the reasonable indirect and/or direct costs incurred by Moneytech Services for the provision of the Additional Facilities and which are payable by 360. Any Fees are to be notified to 360 in writing, prior to implementation.

n)	Financial Product has the same meaning as in the Act.

o)	Financial Product Advice has the same meaning as in the Act.

p)	Incentive Payments are fees payable by Moneytech to 360 for client referrals.

2013 Agreement - Confidential	Page 2 of 20	© Moneytech Limited

q)	Key Person means the person upon whom the Licensee is dependent upon for the Licensee's financial services business. For the purposes of this Agreement the Key Person is: Mr Jason Hugo.

r)	Legislation means all Acts, Regulations, Codes of Practice and any relevant circular, directive, policy statement and the like issued by any government or industry body which apply to the provision of the Services.

s)	Office Space means the area of space allocated to 360 situate at level 6/97 Pacific Highway, North Sydney NSW 2060.

t)	Responsible Manager means Mr Jason Hugo. For the avoidance of doubt a reference to the Responsible Manager shall be taken to include a reference to the Key Person.

u)	Senior Employee means the officers and senior employees of the Authorised Representative who are responsible for providing the Financial Product Advice on behalf of Moneytech.

v)	Service/s means the provision of foreign exchange services to Clients, including but not limited to: selling, purchasing and delivering currency transactions. These transactions may be spot or forward transactions.

PART A — 360 OBLIGATIONS

2.	360 Obligations

2.1	360 agrees to:

(a)	Provide the Services subject to the authorisation defined in the Authorised Representative Agreement;

(b)	Develop, maintain and continue to grow a profitable foreign exchange business utilizing the Facilities;

(c)	Transfer to Moneytech no later than the Completion Date, 37.5% of ordinary shares in 360;

(d)	Appoint Mr Hugh Evans a Non Executive Director of 360, no later than the Completion Date;

2.2	360 shall provide the Services to Clients as it determines, provided the Services are provided in a technically competent, ethical and professionally responsible manner and complies at all times with the Legislation and Authorised Representative Agreement.

2.3	360 must disclose in writing to its Clients any fees or commissions payable to it by the Client in connection with the Services.

2.4	360 agrees to observe all applicable Moneytech workplace policies and procedures (including, but not limited to IT Security guidelines) and obey any lawful direction given by Moneytech in so far as it concerns the Facilities and Office Space.

2.5	360 shall obtain and maintain, at Moneytech Service's reasonable expense all permits, certifications, consents and other similar approvals necessary for the Responsible Manager to perform its obligations under this Agreement.

2.6	360 shall obtain and maintain at Moneytech Service's reasonable expense, all permits, certifications, consents and other similar approvals necessary for 360 to provide the Services.

2.7	For the avoidance of doubt, the ordinary shares and shareholding transferred to Moneytech shall be governed by the terms and conditions of the Shareholder Agreement. The Executive Directors of 360 shall receive a salary plus incentive based payments as a percentage of quarterly NPAT and as identified in Schedule 1 annexed hereto.

2.8	The Directors will be reimbursed by 360 for reasonable travel, accommodation and other reasonable expenses incurred by the Directors for the purpose of and incidental to attending Board meetings.

2013 Agreement - Confidential	Page 3 of 20	© Moneytech Limited

3.	The Responsible Manager and Key Person:

3.1	360 has agreed to nominate a Responsible Manager in the furtherance of Moneytech's AFSL is so far as itapplies to the Authority, the subject of this Agreement.

3.2	The Responsible Manager is responsible for ensuring that Moneytech complies with the Legislation andthe conditions of the AFSL. The Responsible Manager is directly responsible for decisions regarding the provision of financial services by the Licensee in so far as they concern the Services.

3.3	The Responsible Manager is accountable to ASIC in the event the Moneytech is not meeting its licensingobligations.

3.4	The Responsible Manager is subject to the terms and conditions of this Agreement and the AuthorisedRepresentative Agreement.

3.5	The Responsible Manager must, on no less than six (6) months prior written notice to Moncytech, advisehis/her intention to resign from the position of Responsible Manager. The Responsible Manager acknowledges Moneytech requires reasonable time in which to elect another Responsible Manager capable of satisfying all the requirements prescribed by the Legislation and that the notice period is commensurate with this.

3.6	The Responsible Manager must, on no less than one (1) months prior written notice to Moneytech, advisehis/her intention to take annual leave so that Moneytech can ensure business continuity in the absence of the Responsible Manager.

3.7	Act competently and honestly and in accordance with Moneytech's reasonable directions and the AFSLCompliance Manual.

3.8	Termination of the Responsible Manager in accordance with Clause 25 shall result in an automatic termination of the Authorised Representative Agreement and this Agreement.

3.9	The Responsible Manager indemnifies and keeps indemnified Moneytech and Moneytech Services against any and all claim, loss, cost or expense suffered or incurred, howsoever caused or arising out of or flowing from, in connection with, in respect of, or incidental to:

(a)	the obligations of the Authorised Representative under the Authorised Representative Agreement, the Authority or the Act or related Legislation;

(b)	The obligations of the Responsible Manager under this Agreement, the Authorised Representative Agreement, the Authority or the Act or related Legislation.

3.10	The indemnity provided in Clause 3.9 shall not apply to the extent it is caused by Moneytech Services and/or Moneytech's negligent acts or omissions.

4.	Conditions precedent to Completion

4.1	The partiesacknowledge and agree that Completion is conditional upon and subject to:

(a)	360 transferring to Moneytech, 37.5% of ordinary shares in 360;

(b)	Mr Hugh Evans being appointed a Non Executive Director of 360;

(c)	Mr Jason Hugo being approved as a Key Person on Moneytech's AFSL.

4.2	The parties must use their best endeavours to satisfy the Conditions Precedent in Clause 4.1 on or beforethe Completion Date. For the avoidance of doubt, each party shall hear their own costs in achieving the Conditions Precedent.

2013 Agreement - Confidential	Page 4 of 20	© Moneytech Limited

4.3	If the Conditions Precedent are not satisfied on or before the Completion Date, the parties may:

(a)	nominated an alternate Completion Date in writing; or

(b)	terminate this Agreement by notice in writing.

4.4	Upon termination:

(a)	Accrued rights and remedies of a party are not affected; and

(b)	Subject to paragraph (a), this Agreement will be of no further effect and neither party will have any further obligations to the other party.

PART B (1) — MONEYTECH'S OBLIGATIONS

5.	Moneytech Obligations

5.1	Moneytech warrants and agrees to:

(a)	Appoint 360 an Authorised Representative on the terms and conditions identified in the Authorised Representative Agreement.

PART B (2) — MONEYTECH SERVICES' OBLIGATIONS

Moneytech Services' Obligations

5.2	Moneytech Services warrants and agrees to:

(a)	Provide to 360 the Facilities and Office Space;

(b)	Provide to 360 (as and when required), the Additional Facilities:

(c)	Make Incentive Payments in accordance with Clause 6;

(d)	Give 360 first right of refusal to existing FX business;

(e)	establish and secure significant trading lines with at least two (2) major banks to cater for FX spot, forward and derivative contracts;

(f)	Provide banking facilities and systems to enable 360 to access the abovementioned trading lines;

(g)	Manage payroll on behalf of 360.

5.3	Moneytech agrees to provide 360 with a line of credit (the "Line of Credit") on the following terms and conditions:

(a)	That Moneytech hereby agrees to make advances to 360 from time to time, not to exceed at any time the aggregate principal amount of AUD$50,000.00, the proceeds of which shall be used to repay existing indebtedness of 360 and for general business purposes;

(b)	360 may during the, term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings and re-borrow, provided that the total outstanding borrowings under the Line of Credit shall not exceed the maximum principal amount of AUD$50,000;

(c)	The outstanding principal balance of the Line of Credit shall bear interest at a rate per annum of 8%

(d)	As security for the Line of Credit the Responsible Manager shall provide a personal guarantee and indemnity in favour of Moneytech Finance Pty Limited the ("Guarantee and Indemnity").

5.4	The occurrence of any of the following shall constitute an Event of Default under the terms of the Line ofCredit:

(a)	360 fails to make its minimum monthly payment when due and payable;

(b)	360 becomes insolvent or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself of any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or files for bankruptcy;

(c)	There exists any event or condition which Moneytech in good faith believes to be an adverse change in the business, operations, financial conditions, assets or liabilities of 360 which materially impacts the ability of 360 to make repayments on the Line of Credit.

2013 Agreement - Confidential	Page 5 of 20	© Moneytech Limited

5.5	Upon the occurrence of any Event of Default any and all indebtdedness of 360 to Moneytech (includingbut not limited to: interest, fees and charges and legal fees incurred in connection with this Clause 5) shall without notice become immediately due and payable in full. Moneytech shall have all rights, powers and remedies available under the terms of this Clause 5, or accorded by law, including the right to resort to the terms of the Guarantee and Indemnity.

6.	Incentive Payments.

6.1	The parties agree to establish a client referral program whereby 360 refers to Moneytech, Clients seeking cash flow and finance solutions generally. 360 must ensure at all times that there is a 'reasonable basis' for any product recommendations being made to Client.

6.2	Moneytech Services has agreed to make Incentive Payments to 360 for the referral of Clients and which shall be defined in the Commission Schedule annexed hereto and marked Schedule 2.

6.3	Moneytech Services agrees to pay the Incentive Payments, on a quarterly basis. In the event of a payment dispute the parties shall refer to the Dispute Resolution provision.

PART C — AUTHORISED REPRESENTATIVE AGREEMENT

This Part C will take effect on the Completion Date.

Except as defined below or otherwise required by the context herein, all capitalised terms used in this Part C have the meanings assigned to them in the Agreement.

For the purposesof this Part C:

•	"Licensee" means Moneytech Limited;

•	"Authorised Representative" means 360 Pty Limited.

7.	Appointment

7.1	Licensee appoints Authorised Representative to act as its Authorised Representative and the Authorised Representative accepts the appointment on the terms and conditions set out in this Part C.

7.2	The only relationship between the Licensee and the Authorised Representative is of principal and agentfor the provision of Services by the Authorised Representative.

7.3	The Authorised Representative is not in any way a joint venturer, partner or employee of the Licensee andthe Licensee is not the employer of any employees, officers, agents or subcontractors of the Authorised Representative.

7.4	The Authorised Representative is not to do anything in conjunction with the provision of the Services which is not within the scope of the Authority.

8.	Authority

8.1	The Authorised Representative is authorised, subject to any limitations contained in the Licensee's AFSLand to limitations imposed on the Authorised Representative by the Licensee to:

a)	Provide the Services and Financial Product Advice to Clients; and

b)	Provide such other services as the Licensee may approve in writing from time to time.

2013 Agreement - Confidential	Page 6 of 20	© Moneytech Limited

9.	Independent contractor

9.1	The Licensee is not liable for any expenses incurred by the Authorised Representative or its employees,officers, agents or subcontractors in providing the Services. The Authorised Representative must reimburse any of its employees, officers, agents or subcontractors for any reasonable costs incurred in connection with providing the Services.

9.2	The parties acknowledge and agree that:

a)	Fees, Incentive Payments and other remuneration or the Line of Credit paid by the Licensee to the Authorised Representative under this Agreement are not wages or salary.

b)	Neither the Authorised Representative nor any employees, officers, agents or subcontractors of the Authorised Representative are entitled to payment from the Licensee of any annual leave, annual leave loading, personal leave, severance pay, long service leave or any other entitlement to which an employee of any of them may be entitled.

c)	The Authorised Representative accepts full responsibility for the payment of income, profit and salary tax payable in respect of itself and of its employees (including any payments to them relating to the performance of the Services).

d)	The Authorised Representative must make any taxation or other deductions required by law in respect of itself and any of its employees (including any payments relating to the performance of the Services).

e)	The Authorised Representative accepts full responsibility for providing superannuation, salary continuance and workers compensation insurance in respect of itself and any of its employees (including any payments relating to the performance of the Services).

f)	The Authorised Representative is registered for GST.

9.3	The Authorised Representative must provide the Licensee with four (4) weeks written notice of any annual leave to be taken by Senior Employee/s.

9.4	The parties agree to act fairly, reasonably and ethically in their dealings with one another.

10.	Authorised Representative's Obligations

10.1	At all times during the term of this Agreement, Authorised Representative must:

a)	act in a manner consistent with the obligations imposed on an Authorised Representative by the Act, all other relevant laws and within the scope of the Authority granted to Authorised Representative under the Authorised Representative Agreement;

b)	provide the Services in accordance with the Authorised Representative Agreement and AFSL Compliance Manual;

c)	comply with any lawful direction imposed by Licensee in respect to Authorised Representative's role as Authorised Representative;

d)	provide to Licensee such information as is reasonably necessary for Licensee to ascertain whether Authorised Representative is complying its obligations under this Agreement;

e)	comply with standards of ethical conduct and professional competence required by Licensee from time to time;

f)	act efficiently, honestly and fairly and not do or omit to do anything, which would or could potentially cause Licensee to breach the terms of its AFSL; and

2013 Agreement - Confidential	Page 7 of 20	© Moneytech Limited

g)	observe and comply with the provisions of the AFSL Compliance Manual and all reasonable directions, work practices and policies of Licensee as it requires from time to time.

h)	Disclose that the Authorised Representative is a representative of the Licensee in all communications whether written or oral relating in any way to the Licensee's business or Licensee or the Authorised Representative's duties under this Part C.

i)	With respect to the provision of any Financial Product Advice comply with the Act and in particular:

(i)	At all times take reasonable steps to ascertain the particular objectives, financial situation and needs of the Client;

(ii)	Give such consideration to and conduct such investigation of the subject matter of the relevant Financial Product as is reasonable in the circumstances;

(iii)	Always have a reasonable basis for providing any Financial Product Advice to a Client or dealing in any Financial Product for or on behalf of a Client.

10.2	The Authorised Representative warrants that the Authorised Representative:

a)	is skilled in the business of providing the Services;

b)	has the experience required to perform the obligations required of it pursuant to this Agreement and to deal in Financial Products and provide Financial Product Advice in respect of the Services;

c)	has never held a dealer's licence, investment adviser's license or an authorisation which was subsequently canceller or suspended;

d)	has never been convicted of an indictable offence or found guilty of fraud;

e)	has never been the subject of an enforcement investigation by a Government authority responsible for enforcing the Legislation.

10.3	The Authorised Representative must immediately notify the Licensee in writing if any of the warranties in Clause 10.2, cease to be true during the terms of this Agreement.

10.4	The Authorised Representative must maintain proper business records with respect to the conduct of the Authorised Representative's business as a representative of the Licensee and permit the Licensee to inspect such records during office hours and upon the Licensee giving three (3) Business Days' written notice to the Authorised Representative.

10.5	At all time during the term of this Agreement, Authorised Representative must not:

a)	assign, subcontract or otherwise dispose of any right, interest or obligation under this Agreement;

b)	make any representations or give any warranties on behalf of Licensee except with the prior approval of Licensee;

c)	breach the anti-hawking provisions of the Act which apply to unsolicited meetings with another person; or

d)	undertake the giving of Financial Product Advice which is inconsistent with the contents of any Product Disclosure Statement relating to that Financial Product;

e)	purport to bind or contract for or on behalf of Licensee in any way whatsoever and in particular by written or oral conduct purport to enter into contracts on behalf of Licensee except in accordance with this Agreement, or the written direction of Licensee;

2013 Agreement - Confidential	Page 8 of 20	© Moneytech Limited

f)	act as a representative of any other AFSL, during the course of this Authorised Representative Agreement, without the prior written consent of the Licensee;

g)	issue any advertising, promotional or marketing material or public statements of any kind with respect to the Licensee or Licensee's business or with respect to the Authorised Representative's business, unless the format of such material has first been approved in writing by Licensee;

h)	act in any manner so as to bring the reputation or character of Licensee or any of its officers, employees, representatives or Associates into disrepute.

11.	Compliance with the Corporations Act

11.1	Licensee agrees to work with the Authorised Representative to develop a Financial Services Guide ("FSG") and similar documents as required by the Act and Legislation and regulations.

11.2	The Authorised Representative agrees to do all things reasonably required to give effect to this Agreement and to comply with the Act and Legislation concerning the Services.

11.3	The Authorised Representative acknowledges that the Licensee (at its expense) is required to conduct a compliance audit each year and on certain other occasions as determined by the Licensee.

12.	Autonomy of authorised representative

12.1	Subject to Clauses 12.2 to 115, the Authorised Representative shall have complete control of the day to day conduct of his/her practice and the Licensee's role shall be limited to matters it is required to handle pursuant to the terms and conditions of its AFSL or the Legislation.

12.2	The Authorised Representative must observe all written directions from the Licensee concerning the procedures to be followed in providing the Services to comply with the Legislation. This includes, but is not limited to:

a)	The content, format and scope of advice and recommendations provided to Clients concerning the Services.

b)	The content, format and scope of communication with ASIC and other government organisations concerning the Services and any matter relevant to this Agreement;

c)	The Licensee's FSG.

12.3	The Representative must observe the Client complaints resolution procedures set out by the Licensee.

12.4	The Licensee shall not contact the Authorised Representatives client's in respect of any matter except as is necessary to give effect to this Agreement or to comply with Legislation or the AFSL.

12.5	The Licensee shall assist the Authorised Representative in marketing the Services to Client(s) as requested and agreed.

13.	Client Monies

13.1	The Authorised Representative must ensure that all monies payable to the Licensee and collected by the Authorised Representative from Clients must be collected by way of cheque, direct debit, transfer or money order payable to Moneytech to whom the monies are payable or in such other manners as Licensee approves in writing from time to time.

13.2	All monies collected in accordance with Clause 13.1 must be remitted to the Licensee immediately following receipt by the Authorised Representative.

2013 Agreement - Confidential	Page 9 of 20	© Moneytech Limited

13.3	In the event that the Authorised Representative collects any monies due or payable to a Client, whether in respect of a claim, refund of fees, rebate of commission or otherwise, the Authorised Representative must:

a)	Keep true and proper accounts of all such monies collects;

b)	Pay or remit all such monies to the Client immediately without deduction;

c)	Not retain any portion thereof by way of set-off or otherwise.

14.	Training

14.1	The Authorised Representative agrees and acknowledges that it shall access its own technical training and information services to allow it to provide the Services and to discharge its obligations under this Agreement, including, but not limited to maintaining all competencies and qualifications necessary to practice as a Foreign Exchange provider, dealer and advisor under the Act and Legislation. Moneytech Services has agreed to incur all reasonable expenses in this regard, providing it has provided its prior consent to the relevant invoice/charge.

14.2	Upon receipt of notice from Licensee, Authorised Representative must and must cause each of its Senior Employees to attend a training program provided by Licensee. Such notice will contain the following details:

a)	the reasonable cost of the training program;

b)	the location(s) where the training is to be undertaken;

c)	the times and dates for the training program; and

d)	if relevant, the names of persons required to attend the training program.

14.3	The parties agree to consult each other in respect of any required training to minimise cost and inconvenience to both parties.

15.	Transfer of Business

15.1	The Authorised Representative may transfer all or part of the Authorised Representative's business to any third party ("Purchaser") on such terms and conditions agreed between the Authorised Representative and the Purchaser provided:

a)	The Authorised Representative provides not less than three (3) months notice to the Licensee of its intention to transfer its business and provides the Licensee with such detail in respect of the Purchaser as the Licensee may reasonably require in order to evaluate the suitability of the Purchaser to be granted an Authority by the Licensee;

b)	Licensee agrees, such agreement to be in its absolute discretion, to issue to the Purchaser an Authority or the Purchaser holds a valid Authority issued by Licensee; and

c)	If the Licensee grants an Authority, that the Purchaser enters an agreement in substantially similar terms to Part C of this Agreement.

15.2	Each of the Licensee and Authorised Representative will do all things necessary to effect the transfer of the Authorised Representative's business in accordance with this Clause 15, including provision of a letter of release by the Authorised Representative, provided all reasonable costs associated with such transfer will be borne by the Authorised Representative.

16.	Indemnity

16.1	The Authorised Representative indemnifies and keeps indemnified the Licensee against any and all claim, loss or expense suffered or incurred, howsoever caused or arising out of or flowing from, in connection with, in respect of or incidental to any breach of the obligations of the Authorised Representative under this Authorised Representative Agreement, the Authority or the Act or related Legislation.

2013 Agreement - Confidential	Page 10 of 20	© Moneytech Limited

17.	Interim Suspension

17.1	The Licensee retains the right to suspend the Authorised Representative's Authority for 72 hours upon receipt or notification of any complaint against the Authorised Representative or its employees alleging serious misconduct or any breach of the terms of the Authorised Representative Agreement.

17.2	Upon receipt of any complaint referred to in clause 17.1, the Licensee must undertake a full investigation into such complaint and during such investigation the Authorised Representative must cooperate with the Licensee.

18.	Termination

18.1	Termination of the Agreement, pursuant to Clause 25, automatically terminates the Authorised Representative's appointment as an Authorised Representative.

PART D — GENERAL TERMS

19.	Fees and Payment Terms

19.1	Fees. Moneytech Services shall invoice 360 monthly in arrears for all Fees payable. Moneytech Services may deliver invoices to 360 electronically.

19.2	Payment. Any sum due Moneytech Services pursuant to this Agreement shall be payable within thirty (30) days from the date of invoice thereof. If 360 has a good faith dispute with respect to an invoiced amount, it shall pay the undisputed amount of the invoice and notify Moneytech Services of the disputed amount and the reasons for such dispute within seven (7) days from the invoice date. The Parties will use their best efforts to resolve any such dispute within twenty (20) days thereafter.

19.3	Taxes. 360 acknowledges and agrees that all fees, charges and any other rates or amounts charged by Moneytech Services to 360 hereunder area exclusive of applicable value added, sales/use or goods and service taxes ("Taxes") which may be levied in connection with the supply by Moneytech Services of the Additional Facilities to 360. 360 shall pay all Taxes arising in respect of the fees, charges or other amounts charged by Moneytech Services to 360 hereunder. For greater certainty, Taxes do not include, and 360 shall have no obligation in respect of, any excise tax, customs duties, or tax on the income or capital of Moneytech Services or taxes paid or payable. on supplies and other consumables used by Moneytech Services in the course of providing the Additional Facilities.

19.4	Except as otherwise provided in this Agreement, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement and other preceding and ancillary documents.

19.5	Each party will be responsible for paying its own stamp duty (including fines, penalties and interest) in connection with or arising out of this Agreement and anything done or to be done under this Agreement.

20.	Confidential Information.

20.1	General. Either party may disclose to the other certain information in connection with its performance hereunder which it deems to be Confidential Information. For the purposes of this Clause 20.1 ‘Recipient’ means the party 'receiving' the Confidential Information and 'Owner' the party 'owning' such Confidential Information.

‘Confidential Information’  includes but is not necessarily limited to the following, whether or not in material form:

a)	any information (in any form) howsoever disclosed by Owner to Recipient including, but not limited to, technical, market, business or financial information, trade secrets, know-how, methodologies, techniques, principles or processes, source and object codes, business and marketing plans, projections, databases, computer programs, designs, arrangements with other entities, 360, Client or project information, 360 or Client lists or contacts, concepts not reduced to material form, industry knowledge know-how and data gathered, features or functionality of any product, the appearance, ergonomics or user interface for any product, product development plans, concepts or timescales, designs, plans, drawings, models, any invention or discovery or any provisional or complete patent application, any unregistered or registered trademarks, applications for trademark registration or similar rights and any registered design, application for design registration or similar rights;

2013 Agreement - Confidential	Page 11 of 20	© Moneytech Limited

b)	any documents prepared by Owner based on or incorporating any such information; and

c)	all copies of the information and other records referred to in any of paragraphs (a) and (b).

20.2	Recipient shall undertake to:

a)	use Confidential Information solely for the Services;

b)	keep confidential all Confidential Information.

20.3	Disclosure. For a period of two (2) years from the date of disclosure Recipient shall not disclose any Confidential Information it receives from Owner to any person, firm or corporation except: (i) employees of Recipient and its affiliated companies who have a need to know and who have been informed of Recipient's obligation hereunder; (ii) contractors or consultants under contract to Recipient who have a need to know, who have been informed of Recipient's obligations hereunder, and who have agreed in writing not to disclose Confidential Information for a period not shorter than the nondisclosure period provided above; and (iii) as provided in subparagraph 20.4 below. Recipient shall use the same degree of care, but in no case less than reasonable care, to avoid disclosure of such Confidential Information as Recipient uses with respect to its own Confidential Information of like importance.

20.4	Exceptions. Information shall not be deemed confidential or proprietary for purposes of this Agreement, and Recipient shall have no obligation with respect to any such information, which: (i) is already known to Recipient at the time of its disclosure; (ii) is or becomes publicly known through no wrongful act of Recipient; (iii) is received from a third party without similar restrictions and without breach of this Agreement; (iv) is independently developed by Recipient; or (v) is lawfully required to be disclosed to any government agency or is otherwise required to be disclosed by law.

20.5	Publicity. 360 will not announce the execution of this Agreement or advertise or promote any aspect of the Services performed hereunder without the express prior written consent of Moneytech, which consent shall not be unreasonably withheld.

20.6	Termination. Each Party's rights and obligations under this section shall survive any termination of this Agreement by either Party for a period of two (2) years.

21.	Intellectual Property of the Parties

21.1	All trade marks, brand names, logos and other intellectual property rights of whatsoever nature (including, but not limited to designs, patents and copyright) (collectively referred to as the "Intellectual Property"), whether registered or not, owned by or licensed to Moneytech and/or Moneytech Services shall remain the property of Moneytech and/or Moneytech Services and/or the third party licensor. 360 shall not receive any rights of whatsoever nature in and to the Intellectual Property and warrants that it shall not attempt to register any form of right, title and/or interest in and to any of the Intellectual Property and shall forthwith refrain from using any or all of the Intellectual Property (as contained in the Documents or otherwise) upon Moneytech and/or Moneytech Services' instruction,

21.2	All trade marks, brand names, logos and other intellectual property rights of whatsoever nature (including, but not limited to designs, patents and copyright) (collectively referred to as the "Intellectual Property"), whether registered or not, owned by or licensed to 360 shall remain the property of 360 and/or the third party licensor. Moneytech shall not receive any rights of whatsoever nature in and to the Intellectual Property and warrants that it shall not attempt to register any form of right, title and/or interest in and to any of the Intellectual Property and shall forthwith refrain from using any or all of the Intellectual Property (as contained in the Documents or otherwise) upon 360's instruction.

2013 Agreement - Confidential	Page 12 of 20	© Moneytech Limited

22.	Insurance

22.1	360 will, at its sole cost, maintain adequate public liability insurance (of not less than $10,000,000.00) in full force and effect during the entire term of this Agreement with reputable insurance companies and provide certificates of currency to Moneytech on request.

23.	Indemnification.

23.1	360 will indemnify, defend, and hold Moneytech and Moneytech Services and its officers, directors and employees, harmless from and against any and all claims and liabilities (including costs of defense, settlement, and reasonable solicitors fees) that arise from third party claims to the extent attributable to (a) bodily injury or death or damage to tangible personal property caused by any act, omission, negligence or wilful misconduct of 360 or its employees or agents; or (b) violations of any commonwealth or state law, statute, regulation, rule, ordinance, order, or government directive by 360 or any person engaged by 360 to perform the Services (c) any breach of the terms of this Agreement or Authorised Representative Agreement.

23.2	The indemnity provided in Clause 20.1 shall not apply to the extent it is caused by Moneytech Services and/or Moneytcch's negligent acts or omissions.

24.	Limitation of Liability

24.1	In no event shall either party be liable to the other or any other part for indirect, special or consequential loss or damage, including, but not limited to, loss of good will, loss of anticipation of profits or other economic loss arising out of or in connection with a party's breach of, or failure to perform in accordance with the Agreement, or the Facilities or Office Space or use or performance or information provided hereunder, even if notification has been given to the possibility of such damages.

24.2	Where permitted by law, in no event shall Moneytech and/or Moneytech Services be liable to 360, or 360's clients or any other party for loss, damage, or injury of any kind or nature arising out of or in connection with these terms and conditions, or any agreement into which they are incorporated, or any performance or non-performance under these terms and conditions by Moneytech and/or Moneytech Services, its employees, agents or subcontractors, in excess of the net Fee actually delivered to and paid for by 360 hereunder in the 6 months preceding the claim.

25.	Term and Termination

25.1	Term. The initial term of the Agreement shall be for three (3) year commencing on the Effective Date. Thereafter, the Agreement will automatically renew for successive one (1) year terms. The foregoing is subject to the right of either Party to terminate the Agreement as permitted below.

25.2	Termination for Cause. Except as provided below by the section of this Agreement titled "Termination for Non-Payment" in the event that either Party materially or repeatedly defaults in the performance of any of its duties or set forth in this Agreement, and such default is not substantially cured within twenty (20) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate the Agreement as of a date specified in such notice of termination.

25.3	Moneytech may immediately terminate this Agreement on written notice, upon the happening of any one or more of the following events:

a)	360 or the Responsible Manager is involved in, or Moneytech in its absolute discretion suspects 360 or the Responsible Manager is involved in, any unauthorised or illegal act, fraud or dishonesty;

2013 Agreement - Confidential	Page 13 of 20	© Moneytech Limited

b)	360 as an Authorised Representative or the Responsible Manager breaches any term of the Authorised Representative Agreement, the Agreement or Authority;

c)	360 or the Responsible Manager is subject to any banning order or disqualification pursuant to the Legislation.

25.4	Termination for Insolvency. Bankruptcy. Either Party may immediately terminate this Agreement by giving written notice to the other Party in the event of (i) the liquidation or insolvency of the other Party, (ii) the appointment of a receiver or similar officer for the other Party, (iii) an assignment by the other Party for the benefit of all or substantially all of its creditors, (iv) entry by the other Party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other Party under any bankruptcy or debtor law for its relief or reorganisation.

25.5	Termination for Convenience. Subject to Clause 25.4, either Party shall have the right to terminate this Agreement upon ninety (90) days prior written notice to the other Party.

25.6	Upon Termination. Immediately upon the termination date, 360 shall:

a)	pay Moneytech Services all amounts outstanding for the Additional Facilities;

b)	return any written Authorised Representative Authority to Moneytech within seven (7) days of receiving a written demand to do so.

26.	Restraint

26.1	In the event of termination of this Agreement in accordance with Clauses 25.2 and 25.3, 360 will not, at any time during a period of six (6) months from the date of termination:

a)	Either solely or jointly with any other person (whether as principal, agent, employee, director, shareholder, partner consultant or otherwise) directly or indirectly consult with or advise any person, firm, company or trust who, or which, was a Client;

b)	Either solely or jointly with any other person (whether as principal, agent, employee, director, shareholder, partner consultant or otherwise) directly or indirectly engage in any business of rendering any services to any person with whom 360 had any contact or dealing with during the course of the Agreement and who was at any time during the term of the Agreement, a Client.

c)	For the avoidance of doubt this Clause 26.1 survives termination.

26.2	In the event of termination of this Agreement in accordance with Clause 25.5, 360 is at liberty to send clients it has directly sourced, a communication advising of their separation from Moneytech providing the content of such communication is first approved by Moneytech. For the avoidance of doubt, Moneytech is also permitted to send such similar communication to clients advising of the separation.

27.	Dispute Resolution

27.1	For any dispute which arises under this Agreement and which cannot be resolved by the parties during the normal course of business, the parties shall attempt in good faith to resolve claim(s) or dispute(s) of whatever nature arising out of or relating to this Agreement or the performance, breach, termination, enforceability or validity thereof ("dispute") promptly by negotiation between the companies executives who have authority to settle the dispute, and who are a higher level of management than those persons who have direct responsibility for the day to day performance of this Agreement. If, after the executives have negotiated in good faith to resolve the dispute then either or both parties may proceed to seek relief from the courts.

27.2	Nothing in this clause 27 restricts either party form seeking interlocutory relief in the Courts.

2013 Agreement - Confidential	Page 14 of 20	© Moneytech Limited

28.	Binding Nature, Assignment, and Subcontracting. 360 shall not assign, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of Moneytech, which consent shall not be unreasonably withheld or delayed.

29.	Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

30.	Headings. The Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

31.	Relationship of Parties. The parties agree each party to this Agreement shall perform its duties as an independent contractor and not as an agent, employee, partner or joint venture partner of the other party. Neither party will have the authority to bind or commit the other party in any manner whatsoever and will not, at any time, hold itself out to third parties as having authority to enter into or incur any commitments, expenses, liabilities or obligations of any nature on behalf of the other party, except as specifically described in this Agreement.

32.	Compliance with Laws. Each Party and all persons furnished by such Party shall comply at their own expense with all applicable federal and state laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and audits in performance of this Agreement.

33.	Media Releases. Except for any announcement intended solely for internal distribution by either Party or any disclosure required by legal, accounting, or regulatory requirements, all media releases, public announcements, or public disclosures (including, but not limited to, promotional or marketing material) by either party or its employees or agents relating to this Agreement or its subject matter, or including the name, trade name, trade mark, or symbol of the other Party or any affiliate of that Party, shall be coordinated with and approved in writing by the other Party prior to the release thereof.

34.	Force Majeure. Neither Party will be held in breach of this Agreement for a delay or failure to perform (excluding payment obligations hereunder) if and to the extent such delay or failure to perform under this Agreement is due to an Act of God or the public enemy, labour disorder, civil commotion, closing of public highways, government interference, government regulations, or any similar event or occurrence beyond the reasonable control of the affected Party.

35.	Notices. Except as otherwise specified in this Agreement, all notices, requests, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if delivered personally or by messenger, or (ii) on the first Business Day following the date of timely deposit with a nationally recognized overnight courier service, if sent by such courier specifying next day delivery; provided, however, that a notice of change of address shall not be deemed to have been given until actually received by the addressee. All such notices, requests, demands and other communications shall be directed to the addresses set forth below or to such other address(es) as any Party hereto may designate to the other Party hereto by like notice:

If to Moneytech or Moneytech Services:

Moneytech Limited

PO BOX 2015

North Sydney NSW 2059

Attn: Managing Director

If to 360:

360

Level 6/97 Pacific Highway

North Sydney NSW 2060

Attn: Managing Director

2013 Agreement - Confidential	Page 15 of 20	© Moneytech Limited

Either Party may from time to time change its address for notification purposes by giving the other Party written notice of the new address and the date upon which it will become effective; first class, postage prepaid, mail shall be acceptable for provision of change of address notices.

36.	Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, then both Parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

37.	Waiver. An effective waiver under this Agreement must be in writing and signed by the Party waiving its right. A waiver by either Party of any instance of the other Party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent or other prior instances of noncompliance.

38.	Remedies. All remedies set forth in this Agreement or available by law or equity, shall be cumulative and not alternative, and may be enforced concurrently or from dine to time.

39.	Survival of Terms. It is agreed that certain obligations of the Parties under this Agreement, which, by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

40.	Attachments and Exhibits. All Schedules referenced in this Agreement or attached to this Agreement are an integral part of this Agreement. In the event of any conflict between the terms and conditions of any Schedules and this Agreement, the terms of this Agreement shall prevail unless otherwise agreed to in writing by authorised representatives of the Parties.

41.	Governing Law. These terms and conditions (and any agreement into which they are incorporated) shall be construed, interpreted and enforced under and in accordance with the laws of New South Wales and the parties agree to submit to the exclusive jurisdiction of the courts of that State.

42.	Entire Agreement. This Agreement constitutes the entire and exclusive statement of the agreement between the Parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement, which are not fully expressed in the Agreement. This Agreement shall not be amended except by a written agreement signed by both Parties authorised signatories.

43.	Authorised Representatives. Either party's authorised representative for execution of this Agreement or any amendment hereto shall be a director, a company secretary, or a duly authorised director or representative of the respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

2013 Agreement - Confidential	Page 16 of 20	© Moneytech Limited

IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

SIGNED by 360 Markets Pty Limited in	)
accordance with s.127 (1) of the Corporations Act.	)
)
)

/s/ Jason B Hugo
Signature of Director		Signature of Director

Jason B Hugo
Name of Director (print)		Name of Director (print)

SIGNED by Moneytech Limited in accordance with	)
s.127 (1) of the Corporations Act.	)
)
)

/s/ Mark Cameron		/s/ Hugh Evans
Signature of Director		Signature of Director / Secretary

Mark Cameron		Hugh Evans
Name of Director (print)		Name of Director (print)

SIGNED by Moneytech Services Pty Limited in	)
accordance with s.127 (1) of the Corporations Act.	)
)
)

/s/ Mark Cameron		/s/ Hugh Evans
Signature of Director		Signature of Director / Secretary

Mark Cameron		Hugh Evans
Name of Director (print)		Name of Director (print)

2013 Agreement - Confidential	Page 17 of 20	© Moneytech Limited

SIGNED by Mr Jason Hugo	)
)
)
)

/s/ Jason B Hugo		/s/ Alasdair Wells
Signature		Signature of Witness

Jason B Hugo		Alasdair Wells
Name (print)		Name of Witness (print)

2013 Agreement - Confidential	Page 18 of 20	© Moneytech Limited

SCHEDULE 1

Director's Remuneration Schedule

Executive Director	Salary Base	Quarterly NPAT	Incentive Matrix	Incentive Payment
Jason Hugo	$75,000.00	125,000.00	10%	12,500.00
		187,500.00	10%	18,750.00
Non Executive Director		250,000.00	10%	25,000.00
Hugh Evans	5% of Incentive Payment	375,000.00	10%	37,500.00
		500,000.00	10%	50,000.00
		625,000.00	10%	62,500.00
		750,000.00	10%	75,000.00
		875,000.00	10%	87,500.00
		1,000,000.00	10%	100,000.00
		1,125,000.00	10%	112,500.00
		1,250,000.00	10%	125,000.00
		1,375,000.00	10%	137,500.00

2013 Agreement - Confidential	Page 19 of 20	© Moneytech Limited

SCHEDULE 2

Commission Schedule

This constitutes Schedule 2 to the Master Agreement executed by and between Moneytech Limited, Moneytech Services Pty Limited, 360 Markets Pty Limited and Jason Hugo (collectively the "Parties") on 16 January 2013:

The Parties agree:

(1)	That for any Client referred by Moneytech (or its subsidiary, servant or agent) to 360, 360 shall pay Moneytech a commission equal to 50% of the gross margin generated by said Client.

For the purposes of this Clause (1) "gross margin" shall mean the spread on the transaction less any bank fees, transaction processing fees, insurance fees or dealer commissions.

(2)	That for any Client referred by 360 to Moneytech, that Moneytech shall pay to 360:

(a)	50% of the upfront account establishment fee; and

(b)	a commission equal to 7.5% of the gross margin generated by said Client.

For the purposes of this Clause (2) "gross margin" shall mean the total interest revenue and service fee (excluding GST) less any interest expense, bank fees, transaction processing fees, insurance fees or sales commissions. For the avoidance of doubt, commissions are not payable in accordance with this clause 2 if the Client is delinquent.

The parties further agree the Commission Schedule is subject to amendment where mutually agreed between he parties in writing.

By its authorised signatory

Moneytech Limited

Moneytech Services Pty Limited

360 Markets Pty Limited

2013 Agreement - Confidential	Page 20 of 20	© Moneytech Limited